                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                 ScanSoft, Inc.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                                 SCANSOFT, INC.
                               9 CENTENNIAL DRIVE
                               PEABODY, MA 01960
                                 (978) 977-2000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

     The Annual Meeting of Stockholders of ScanSoft, Inc. (the "Company") will be held at the Company's headquarters, 9 Centennial Drive, Peabody, Massachusetts 01960, on June 20, 2003 at 9:00 a.m. for the purpose of considering and acting upon the following proposals:

     (1) To elect five (5) directors to our Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

     (2) To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2003; and

     (3) To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

     The Board of Directors has fixed the close of business on April 21, 2003 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any postponements or adjournments thereof. A list of stockholders entitled to vote will be available at 9 Centennial Drive, Peabody, Massachusetts 01960 for ten days prior to the Annual Meeting.

     The Company's Annual Report on Form 10-K for the year ended December 31, 2002 accompanies this Notice of Annual Meeting of Stockholders and Proxy Statement.

                                          By Order of the Board of Directors

                                          (-s- Katherine Martin)

                                          KATHARINE A. MARTIN
                                          Secretary

Peabody, Massachusetts
April 30, 2003

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                 SCANSOFT, INC.
                               9 CENTENNIAL DRIVE
                               PEABODY, MA 01960
                                 (978) 977-2000
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 20, 2003

     This Proxy Statement is furnished in connection with the solicitation by ScanSoft, Inc. (the "Company") on behalf of the Board of Directors (the "Board" or the "Board of Directors") of proxies for use at the Annual Meeting of Stockholders of the Company to be held on June 20, 2003 at 9:00 a.m. at 9 Centennial Drive, Peabody, Massachusetts 01960 (the "Annual Meeting"). This proxy statement and the accompanying form of proxy are being mailed to stockholders on or about May 7, 2003.

                                 VOTING RIGHTS

     Each share of Common Stock entitles the holder thereof to one vote on matters to be acted upon at the Annual Meeting, including the election of directors. The Company's Series B Preferred Stock is not entitled to a vote on matters to be acted upon at the Annual Meeting. Votes cast in person or by proxy at the Annual Meeting will be tabulated by U.S. Stock Transfer Corporation, the Inspector of Elections. Any proxy that is returned using the form of proxy enclosed will be voted in accordance with the instructions thereon, and if no instructions are given, will be voted (i) FOR the election of the director nominees as provided under Proposal 1 herein, (ii) FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants as provided under Proposal 2 herein, and (iii) as the proxy holders deem advisable in their sole discretion on any other matters that may come before the Annual Meeting. A stockholder may indicate on the enclosed proxy or its substitute that it is abstaining from voting on a particular matter (an "abstention"). A broker may indicate on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (a "broker non-vote"). Abstentions and broker non-votes are each tabulated separately.

     The Inspector of Elections will determine whether or not a quorum is present at the Annual Meeting. In general, Delaware law provides that a majority of the shares entitled to vote present in person or represented by proxy constitutes a quorum. Abstentions and broker non-votes of shares that are entitled to vote are treated as shares that are present in person or represented by proxy for purposes of determining the presence of a quorum. Except for the election of directors, the affirmative vote of the majority of shares entitled to vote and present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. Directors are elected by a plurality of the votes.

     In determining whether a proposal has been approved, abstentions of shares that are entitled to vote are treated as present in person or represented by proxy, but not as voting for such proposal, and hence have the same effect as votes against such proposal, while broker non-votes of shares that are entitled to vote are not treated as present in person or represented by proxy, and hence have no effect on the vote for such proposal.

                        RECORD DATE AND SHARE OWNERSHIP

     Holders of record of Common Stock as of the close of business on April 21, 2003 have the right to receive notice of and to vote at the Annual Meeting. On April 21, 2003, the Company had issued and outstanding 65,720,122 shares of Common Stock.

                                    PROXIES

     Proxies for use at the Annual Meeting are being solicited by the Company on behalf of the Board of Directors from its stockholders. Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise by (i) filing with the Secretary of the Company a signed written statement revoking his or her proxy or (ii) submitting an executed proxy bearing a date later than that of the proxy being revoked. A proxy may also be revoked by attendance at the Annual Meeting and the election to vote in person. Attendance at the Annual Meeting will not by itself constitute the revocation of a proxy.

     The Annual Report of the Company on Form 10-K (which does not form a part of the proxy solicitation materials), containing the consolidated financial statements of the Company for the fiscal year ended December 31, 2002, is being distributed concurrently with this proxy statement to stockholders.

                               PROPOSAL NUMBER 1

                             ELECTION OF DIRECTORS

     At the Annual Meeting, five (5) directors will be elected to the Board, leaving two vacancies on the Board. Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for the nominees named below. The nominees are presently directors of the Company. In the event that any nominee becomes unavailable, the proxy holders will vote in their discretion for a substitute nominee. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified. Mr. Herve Gallaire, who was elected to the Board of Directors at the last Annual Meeting of Stockholders, resigned from the Board in September 2002 and is not a nominee for election to the Board at the Annual Meeting. Mr. Gallaire resigned due to the demands of his duties at Xerox Corporation. In addition, Michael K. Tivnan is not standing for re-election to the Board of Directors. Mr. Tivnan has tendered his resignation as an executive officer and director of the Company effective April 30, 2003. The remaining positions on our Board previously filled by Messrs. Gallaire and Tivnan will remain vacant until suitable nominees are identified.

INFORMATION REGARDING THE NOMINEES FOR ELECTION AS DIRECTORS

     The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of the nominees has been furnished to the Company by such nominees. Except as indicated, the nominees have had the same principal occupation during the last five years.

     Paul A. Ricci, 46, has served as the Company's Chairman since March 2, 1999 and our Chief Executive Officer since August 21, 2000. From January 1998 to August 2000, Mr. Ricci was the Vice President, Corporate Business Development of Xerox. Prior to 1998, Mr. Ricci held several positions within Xerox, including serving as President, Software Solutions Division and as President of the Desktop Document Systems Division. Between June 1997 and March 1999, Mr. Ricci served as Chairman of the Board of Directors of ScanSoft, Inc., which was then operating as an indirect wholly-owned subsidiary of Xerox.

     Robert J. Frankenberg, 55, has served as a director since March 13, 2000. Since December 1999, Mr. Frankenberg has served as Chairman of Kinzan, Inc., an Internet Services software platform provider. From May 1997 to July 2000, Mr. Frankenberg served as the Chairman, President and Chief Executive Officer of Encanto Networks, Inc., a developer of hardware and software designed to enable creation of businesses on the Internet. Since July 2000, Mr. Frankenberg has continued as Chairman, and since January 2001, has served as Acting President and CEO of Encanto. From April 1994 to August 1996, Mr. Frankenberg was Chairman, President and Chief Executive Officer of Novell, Inc., a producer of network software. Mr. Frankenberg is a director of Electroglas, Inc., National Semiconductor, Daw Technologies, Inc. and Secure Computing Corporation.

     Katharine A. Martin, 40, has served as a director since December 17, 1999. Since March 2, 1999, Ms. Martin has served as the Company's Corporate Secretary. Since September 1999, Ms. Martin has served as a Member of Wilson Sonsini Goodrich & Rosati, Professional Corporation. Wilson Sonsini Goodrich & Rosati serves as the Company's primary outside corporate and securities counsel. Prior thereto, Ms. Martin was a Partner of Pillsbury Madison & Sutro LLP.

     Mark B. Myers, 64, has served as a director since March 2, 1999. Dr. Myers served as Senior Vice President, Xerox Research and Technology, responsible for worldwide research and technology from February 1992 until April 2000. Dr. Myers is presently on the faculty of the Wharton Business School, The University of Pennsylvania.

     Robert G. Teresi, 61, has served as a director since March 13, 2000. Mr. Teresi served as the Chairman of the Board, Chief Executive Officer and President of Caere Corporation from May 1985 until March 2000.

REQUIRED VOTE

     The five (5) nominees receiving the highest number of affirmative votes of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote shall be elected as directors. Unless marked to the contrary, proxies received will be voted "FOR" management's nominees.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE FOREGOING NOMINEES TO SERVE AS DIRECTORS UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS.

BOARD COMMITTEES

     The Company's audit committee consists of Messrs. Frankenberg, Myers and Teresi. The audit committee reviews the Company's internal accounting procedures and consults with and reviews the services provided by our independent public accountants.

     The Company's compensation committee consists of Messrs. Frankenberg and Teresi. Ms. Martin was a member of the compensation committee until she resigned from the committee in October 2002. The compensation committee reviews and recommends to the Board of Directors the compensation and benefits of our employees.

ATTENDANCE AT BOARD OF DIRECTOR AND COMMITTEE MEETINGS

     The Board of Directors held a total of 12 meetings during the fiscal year ended December 31, 2002. Each director attended at least 75% of the aggregate number of meetings of (i) the Board of Directors and (ii) the committees of the Board of Directors on which he or she served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2002, no member of the compensation committee was an officer or employee of the Company. During 2002, no member of the compensation committee or executive officer of the Company served as a member of the board of directors or compensation committee of any entity that has an executive officer serving as a member of the Company's Board of Directors or compensation committee.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

     Non-employee directors are entitled to participate in the 1995 Directors' Stock Option Plan. Options granted under this plan constitute the sole compensation for board service. The plan, as amended in June 2001, provides that each non-employee director will receive an initial option grant to purchase 50,000 shares of Common Stock at an exercise price equal to the fair market value of the stock on the respective effective date of the grant. Each option is exercisable in installments, 25% each year beginning on the first anniversary of the grant so that the options are 100% exercisable four years after the effective date of the grant. The plan also provides for the automatic annual grant of stock options to purchase 15,000 shares of Common Stock (5,000 prior to the June 2001 amendment), to each non-employee director on January 1 of each year, provided that, on such date, he or she shall have served on the Board for at least six months. These annual grants become fully vested and exercisable on the first anniversary of the date of grant. Pursuant to the automatic grant provision, on January 2, 2001, each non-employee director was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $.6563, the market price on that date, which amounted to 25,000 shares in the aggregate. Also pursuant to the automatic grant provision, on January 2, 2002, each non-employee director was granted an option to purchase 15,000 shares of Common Stock at an exercise price of $4.45, the market price on that date, which amounted to 75,000 shares in the aggregate. The June 2001 amendment also allowed for the non-automatic grant of an option to purchase 40,000 shares of Common Stock to all non-employee directors who were outside directors on January 23, 2001 ("Eligible Directors"). Accordingly, each Eligible Director received a grant of an option to purchase 40,000 shares on June 27, 2001 at an exercise price of $1.18, the market price on that date, which amounted to 160,000 shares in the aggregate. These June 27, 2001 options became fully vested and exercisable on June 27, 2002, the first anniversary of the date of grant.

            EXECUTIVE COMPENSATION, MANAGEMENT AND OTHER INFORMATION

INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     Wayne S. Crandall, 44, has served as the Company's Senior Vice President Sales and Business Development since January of 2002. Mr. Crandall served as Senior Vice President Sales and Marketing from November 2000 until December of 2001. From March 2000 to November 2000, Mr. Crandall was Senior Vice President Sales, and from March 1995 to March 2000, he was Vice President Sales and Channel Marketing. From January of 1993 until March 1995 Mr. Crandall was the Company's Managing Director of International Sales, Marketing and Operations based in the United Kingdom. From December 1989 until January of 1993, Mr. Crandall was Vice President of North American Sales for Xerox Imaging Systems, a wholly owned subsidiary of Xerox. From January of 1984 until December of 1989, Mr. Crandall was the Director of North American Sales for Kurzweil Computer Products. From 1978 until January of 1984, Mr. Crandall held several sales and marketing positions with Philips N.V., Lexitron, a Division of Raytheon and Savin Corporation.

     Jeanne McCann, 52, has served as the Company's Senior Vice President of Speech Research and Development since December 2001. From June 2000 to December 2001, Ms. McCann served as Senior Vice President, Development -- SLS Division of Lernout & Hauspie. From July 1998 to June 2000, Ms. McCann served as Vice President, Development for Dragon Systems, Inc., and from March 1997 to July 1998, as Vice President, Development for Eastman Software, Inc.

     Richard S. Palmer, 52, has served as the Company's Senior Vice President and Chief Financial Officer since May 2000. From July 1994 to April 2000, Mr. Palmer was the Director of Corporate Development at Xerox Corporation. Prior to that, Mr. Palmer worked in a number of financial management positions at Xerox including Vice President of Business Analysis for Xerox Financial Services, Inc., Corporate Assistant Treasurer, and Manager of Planning and Pricing for Xerox's Latin American Operations.

     Michael K. Tivnan, 50, has tendered his resignation as an executive officer and director of the Company effective April 30, 2003. Prior to his resignation, Mr. Tivnan served as the President and Chief Operating Officer of the Company since August 21, 2000. From March 2, 1999 until August 21, 2000, Mr. Tivnan served as the President and Chief Executive Officer of the Company. From February 1998 until March 2, 1999, Mr. Tivnan served as the President of ScanSoft, Inc., as General Manager and Vice President of ScanSoft from November 1993 until February 1998, and as Chief Financial Officer of ScanSoft from January 1991 until November 1993.

     Robert J. Weideman, 44, became the Chief Marketing Officer and Senior Vice President of the Company in August 2002. Mr. Weideman has served as Vice President, Marketing since November 2001. From February 1999 until November 2001, Mr. Weideman was Vice President of Marketing for Cardiff Software, Inc. From August 1994 to January 1999, Mr. Weideman was Vice President of Marketing for TGS N.V. (TGS Inc., Europe).

     Ben S. Wittner, 45, has served as the Company's Senior Vice President Imaging Research and Development since August 2000. From March 2000 to August 2000, Dr. Wittner served as Vice President Technology Research and Development. From February 1995 until March 2000, Dr. Wittner was Director of OCR Research and Development of ScanSoft, Inc., which was operating as an indirect wholly-owned subsidiary of Xerox until March 1999. Dr. Wittner joined ScanSoft in 1992 as manager of text recognition for OCR development. Previously, Dr. Wittner was an individual contributor and then supervisor for the handwriting recognition project at NYNEX. Prior to that, he held a post-doctoral position at AT&T Bell Laboratories, researching fundamentals and applications of neural networks. Dr. Wittner earned a Ph.D. in mathematics from Cornell University.

EXECUTIVE COMPENSATION

     The following table provides certain summary information for the fiscal years 2002, 2001 and 2000 concerning compensation earned by the Company's Chief Executive Officer and by the Company's four other most highly compensated named executive officers whose compensation exceeded $100,000 in 2002 (the "Named Executive Officers").

                                                                                 LONG-TERM
                                        ANNUAL COMPENSATION                 COMPENSATION AWARDS
                             ------------------------------------------   ------------------------
                                                                          RESTRICTED    SECURITIES      ALL OTHER
                                                           OTHER ANNUAL      STOCK      UNDERLYING       ANNUAL
NAME AND PRINCIPAL POSITION  YEAR     SALARY    BONUS(1)   COMPENSATION   AWARD(S)($)   OPTIONS(#)   COMPENSATION(2)
---------------------------  ----     -------   --------   ------------   -----------   ----------   ---------------
Paul A. Ricci.............   2002     299,000    25,000(3)   107,000(4)          --     1,011,554            --
  Chief Executive Officer    2001     300,000    39,700       52,746(4)(5)        --           --            --
                             2000(6)  110,385    12,248           --             --     2,505,000            --
Michael K. Tivnan.........   2002     274,516    25,000(3)        --             --       122,918         8,000
  President and Chief        2001     275,016    99,250        5,289(5)          --            --         7,062
  Operating Officer(7)       2000     269,180    36,378        5,289(5)          --       330,000         8,250
Wayne S. Crandall.........   2002     224,500        --           --             --       263,125         7,125
  Senior Vice President,     2001     225,000    67,382        4,327(5)          --            --         9,154
  Sales and Business         2000     180,673    58,102          577(5)          --       200,000         6,773
  Development
Richard S. Palmer.........   2002     219,500        --           --             --        14,667         6,967
  Senior Vice President and  2001     220,000    69,872        4,231(5)    $ 90,750(8)    100,000         7,017
  Chief Financial Officer    2000(9)  155,833    25,868        4,231(5)                   550,000            --
Robert Weideman...........   2002(10) 209,500    42,000       19,943(12)   $200,002(11)    10,500         6,650
  Chief Marketing Officer,
  Senior Vice President

---------------

 (1) Unless specified otherwise, bonuses were paid pursuant to Bonus Incentive Plans.

 (2) Represents Company contributions to the Company's 401(k) plan.

 (3) Represents a bonus paid for successful completion of the Lernout & Hauspie acquisition.

 (4) Includes allowance paid for remote living expenses.

 (5) Includes payment of one week of accrued vacation.

 (6) Mr. Ricci began operating in this capacity in August 2000.

 (7) Mr. Tivnan served as President and Chief Executive Officer from March 1999 to August 2000, and thereafter as President and Chief Operating Officer. Mr. Tivnan has tendered his resignation as an executive officer and director of the Company effective April 30, 2003.

 (8) Mr. Palmer received a Restricted Stock Award for 75,000 shares. This Restricted Stock Award has a 2 1/2 year cliff vesting, which vests 100% on April 17, 2004. The value of the Restricted Stock Award as of December 31, 2002 was $390,000.

 (9) Mr. Palmer joined the Company in May 2000.

(10) Mr. Weideman began operating in this capacity in August 2002.

(11) Mr. Weideman received a Restricted Stock Award in November 2001 for 58,824 shares. This Restricted Stock Award vests in equal installments of 1/3 on each anniversary date. On November 27, 2002, 19,608 shares vested at a value of $147,060. The value of the unvested Restricted Stock holdings as of December 31, 2002 was $203,923.

(12) Represents reimbursement of relocation expenses.

CHANGE IN CONTROL AND EMPLOYMENT AGREEMENTS

     The Board approved the acceleration of vesting of options for certain officers and the directors in the event of a change in control. A change in control includes a merger or consolidation of the Company not approved by the Board, certain changes in the composition of the Board, and certain changes in the ownership of the Company.

     Mr. Ricci serves as the Company's Chief Executive Officer and Chairman of the Board. Under the terms of his August 21, 2000 employment agreement, his annual base compensation is $300,000 and he is eligible to receive a target bonus of $50,000 per year. The agreement also provided for a grant of 2,500,000 options at $1.3438 per share, subject to 1/8 vesting per quarter over a two-year period. Mr. Ricci's severance (in the event of involuntary termination other than for cause, death or disability) under the employment agreement would entitle him to, among other things, a lump-sum payment equal to 8.5% of his base salary and target bonus, and acceleration of vesting of all options held by him that were unvested immediately prior to termination. Additionally, upon a change in control, Mr. Ricci would be entitled to vesting of all of his unvested options. Mr. Ricci's employment agreement was amended in July 2001 to provide him with a living expenses allowance, not to exceed $107,000 annually, in connection with his relocation to the Massachusetts area, where our corporate headquarters are located.

     Mr. Tivnan served as the Company's President, Chief Operating Officer and director. Mr. Tivnan has tendered his resignation as an executive officer and director of the Company effective April 30, 2003. As a result of Mr. Tivnan's resignation, per an amended agreement with Mr. Tivnan approved by the Company's Compensation Committee, Mr. Tivnan will receive a payment of $250,000, which will be paid over a one-year period pursuant to the Company's standard payment practices. In addition, he will receive six years of Company health benefits.

     Mr. Crandall serves as the Company's Senior Vice President Sales and Business Development. Under the terms of a vesting agreement that he entered into in April 1999, all of Mr. Crandall's unvested stock options will immediately vest upon his involuntarily or constructive termination prior to, but in contemplation of, or within twelve months after, a change in control.

     Ms. McCann serves as Senior Vice President of Speech and Language Research and Development. Under the terms of a Company letter addressed to Ms. McCann on February 17, 2003, in the event there is a change in control of the Company and Ms. McCann's employment is terminated within 6 months of the change in control, all of her stock options will become fully vested as of the effective date of the termination of her employment.

     Mr. Weideman serves as the Company's Chief Marketing Officer. Under the terms of a Company letter addressed to Mr. Weideman on September 26, 2002, in the event there is a change in control of the Company and Mr. Weideman's employment is terminated within 6 months of the change in control, all of his stock options will become fully vested as of the effective date of the termination of his employment.

     Mr. Wittner serves as the Company's Senior Vice President of Imaging Research and Development. Under the terms of a Company letter addressed to Mr. Wittner in July 2000, in the event there is a change in control of the Company and Mr. Wittner's employment is terminated within twelve months of the change in control, all of his stock options will become fully vested as of the effective date of the termination of his employment. Additionally, in the event that Mr. Wittner's position with the Company is eliminated for any reason other than for cause, Mr. Wittner would be entitled to 52 weeks of severance pay, based on his base salary at the time of termination.

RECENT OPTION GRANTS

     The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 2002 to the Named Executive Officers.

                                                                                  POTENTIAL REALIZABLE VALUE
                                    PERCENT OF TOTAL                                   AT ASSUMED ANNUAL
                                        OPTIONS                                      RATES OF STOCK PRICE
                       SECURITIES      GRANTED TO                                   APPRECIATION FOR OPTION
                       UNDERLYING     EMPLOYEES IN     EXERCISE OR                        TERM($)(2)
                        OPTIONS          FISCAL        BASE PRICE    EXPIRATION   ---------------------------
NAME                   GRANTED(#)      YEAR(%)(1)       ($/SHARE)       DATE           5%            10%
----                   ----------   ----------------   -----------   ----------   ------------   ------------
Paul Ricci...........    11,554(3)        .2362          5.3600       04/29/12       38,947.09      98,699.58
                        550,000(4)      11.2453          5.3600       04/29/12    1,853,981.36   4,698,352.77
                        450,000(4)       9.2007          6.9700       06/14/12    1,972,528.00   4,998,773.23

Michael Tivnan.......    22,918(3)        .4686          5.3600       04/29/12       77,253.72     195,776.09
                        100,000(5)       2.0446          5.3600       04/29/12      337,087.52     854,245.96

Wayne Crandall.......    50,000(6)       1.0223          4.7000       02/11/12      147,790.24     374,529.48
                         13,125(3)        .2684          5.3600       04/29/12       44,242.74     112,119.78
                        100,000(7)       2.0446          5.3600       04/29/12      337,087.52     854,245.96
                        100,000(7)       2.0446          6.9700       06/14/12      438,339.55   1,110,838.49

Richard S. Palmer....    14,667(3)        .2999          5.3600       04/29/12       49,440.63     125,292.25

Robert Weideman......    10,500(3)        .2147          5.3600       04/29/12       35,394.19      89,695.83

---------------

(1) Based on options to purchase an aggregate of 4,890,913 shares of common stock granted to employees during fiscal 2002.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of five percent (5%) and ten percent (10%) compounded annually from the date the respective options were granted to their expiration date and are not presented to forecast possible future appreciation, if any, in the price of our common stock. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or the sale of the underlying shares of common stock. The actual gains, if any, on the stock option exercises will depend on the future performance of our common stock, the optionee's continued employment through applicable vesting periods and the date on which the options are exercised.

(3) Options granted to Mr. Ricci, Mr. Tivnan, Mr. Crandall, Mr. Palmer and Mr. Weideman have a ten year term, and are exercisable 50% on 8/31/02 and 50% on 2/28/03.

(4) Options granted to Mr. Ricci have a ten year term, and are exercisable over a two year period commencing one month after grant date.

(5) Options granted to Mr. Tivnan have a ten year term, and are 100% exercisable on the grant anniversary date.

(6) Options granted to Mr. Crandall have a ten year term, and are exercisable over a two year period commencing 3 months after grant date and monthly thereafter.

(7) Options granted to Mr. Crandall have a ten year term, and are exercisable over a four year period commencing 1 year after grant date and monthly thereafter.

     The following table shows the number of shares of common stock represented by outstanding stock options held by each of the Named Executive Officers as of December 31, 2002. (No stock appreciation rights were granted by the Company in 2002 and none were outstanding at December 31, 2002.)

     AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES(1)

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                             OPTIONS AT 12/31/02        OPTIONS/SARS AT 12/31/02
                            SHARES ACQUIRED    VALUE     ---------------------------   ---------------------------
                              ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                            ---------------   --------   -----------   -------------   -----------   -------------
Paul A. Ricci.............        --            --        2,821,609       714,945      $9,695,400      $ 17,550
Michael K. Tivnan.........        --            --          988,395       216,459       3,640,686       232,050
Wayne Crandall............        --            --          502,781       315,126       1,779,034       198,281
Richard S. Palmer.........        --            --          494,834       169,833       1,463,055       401,750
Robert Weideman...........        --            --          140,666       369,834         243,749       656,251

---------------

(1) Based on a per share price of $5.20, the closing price of our common stock as reported by The Nasdaq National Market on December 31, 2002, the last trading day of the fiscal year, less the exercise price. The actual value of unexercised options fluctuates with stock market activity.

RELATED PARTY TRANSACTIONS

     At December 31, 2002, Xerox owned approximately 19% of the Company's outstanding common stock and all of the Company's outstanding Series B Preferred Stock. In connection with the Company's acquisition of ScanSoft in 1999 (following which the Company renamed itself ScanSoft), the Company issued 3,562,238 shares of Series B Preferred Stock to Xerox. The Series B Preferred Stock is convertible into shares of common stock on a share for share basis. The Series B Preferred Stock has a liquidation preference of $1.30 per share plus all declared but unpaid dividends. The Series B Preferred Stockholders are entitled to non-cumulative dividends at the rate of $0.065 per annum per share, payable when, as and if declared by the Board of Directors. To date no dividends have been declared by the Board of Directors. Holders of Series B Preferred Stock have no voting rights, except those rights provided under Delaware law.

     In addition, Xerox has the opportunity to acquire additional shares of common stock pursuant to a ten-year warrant. The warrant allows Xerox to acquire a number of shares of common stock equal to the number of options (whether vested or unvested) that remain unexercised at the expiration of any ScanSoft option assumed by the Company in the merger. The exercise price for each warrant share is $0.61. If all of the assumed ScanSoft options expire without being exercised, Xerox would be entitled to purchase 1,736,630 shares of common stock. The warrant was fully vested on the date of grant; however, Xerox could not exercise the warrant prior to March 2, 2002, unless, immediately after such exercise, Xerox owned directly or indirectly less than 45% of the Company's shares of common stock outstanding immediately after such exercise. From the date of acquisition through March 28, 2003, approximately 525,732 ScanSoft options have been forfeited and accordingly, the Xerox warrant was exercisable for the purchase of 525,732 shares of the Company's common stock.

     The Company and Xerox have entered into multiple non-exclusive agreements in which the Company grants Xerox the royalty-bearing right to copy and distribute certain versions of the Company's software programs with Xerox's multi-function peripherals. Xerox accounted for 5%, 11% and 12% of total net revenues during each of the years ended December 31, 2002, 2001 and 2000, respectively, amounting to $5.1 million, $7.2 million and $6.0 million, respectively. As of December 31, 2002 and 2001, Xerox owed the Company $1.5 million and $1.8 million, respectively, pursuant to these agreements, which are included in accounts receivable. The Company believes that the terms of its agreements with Xerox are no more favorable than those with unrelated parties.

     In connection with the Caere acquisition in the first quarter of 2000 and pursuant to a concurrent non-competition and consulting agreement, the Company agreed to pay the former Caere President and CEO, Robert Teresi, a current member of the Board of Directors of the Company, on the second anniversary of the merger, March 13, 2002, the difference between $13.50 and the closing price per share of ScanSoft common stock at that time, multiplied by 486,548. On March 5, 2002, the Company negotiated a deferred payment agreement with the former Caere President and CEO to terminate this agreement. Under the terms of the deferred payment agreement, the Company paid the former Caere President and CEO $1.0 million in cash on March 5, 2002, and agreed to make future cash payments totaling $3.3 million, with such amounts payable in equal quarterly installments of approximately $0.4 million over the following two years. During the year ended December 31, 2002, the Company paid three quarterly installments under this agreement totaling $1.2 million. The total consideration under the original agreement was accounted for in the Caere purchase price and accordingly had no effect on the results of operations. The remaining liability at December 31, 2002 is $2.1 million, of which $1.6 million is included in other current liabilities and $0.5 million is included in other long-term liabilities.

     During the year ended December 31, 2002, the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation acted as primary outside corporate and securities counsel to the Company. Ms. Martin, a director of the Company, is a member of Wilson Sonsini Goodrich & Rosati. Aggregate fees and costs billed to the Company during the year ended December 31, 2002 by Wilson Sonsini Goodrich & Rosati were approximately $935,000. The Company believes that the services performed by Wilson Sonsini Goodrich & Rosati were provided on terms no more favorable than those with unrelated parties.

                 COMPENSATION COMMITTEE REPORT ON COMPENSATION

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. During the fiscal year ended December 31, 2002, the Compensation Committee consisted of Robert G. Teresi, Robert J. Frankenberg and Katharine A. Martin. Ms. Martin resigned from the Compensation Committee in October 2002. No member of the Compensation Committee during this fiscal year ended December 31, 2002 was an employee of the Company or any of its subsidiaries.

COMPENSATION STRATEGY

     Generally, the Company's executive compensation programs consist of a base salary program, a performance-based cash bonus program and a long-term incentive plan consisting solely of nonqualified stock options. A large part of executive compensation is at-risk and tied to individual and Company performance. The Compensation Committee's executive compensation policy has the following objectives:

     - To align the interests of the Company's executives and other key employees with those of the Company's stockholders, employees, and customers

     - To link compensation of executives to the Company's performance

     - To target base salaries at about the 50th to 75th percentile and total annual cash incentive at about the 75th percentile for each executive as compared to his or her industry-specific peers

     - To offer significant levels of at-risk compensation in the form of stock options so that the long-term rewards available to the Company's executive officers will have a direct correlation to stockholder value

FACTORS CONSIDERED IN ESTABLISHING COMPENSATION PACKAGES

     Several of the more important factors that were considered in establishing the components of each executive officer's compensation package are summarized below. Additional factors were also taken into account to a lesser degree.

     - Base Salary. The Compensation Committee reviews recommendations and sets the salary levels of executive officers in the spring of each year. This review is based on the duties and responsibilities that we expect each executive to discharge during the current year and upon the executive's performance during the previous year. We perform external market comparisons, relative to industry-specific peers, based on individual job responsibility. The Compensation Committee reviews companies whose employee size and annual revenue are similar to the Company's. The compensation for Messrs. Ricci and Tivnan is guided by the terms of their employment agreements.

     - Bonuses. Bonuses were paid in the form of options for the fiscal year ended December 31, 2002. The number of options granted was determined by a calculation using an assumed spread of the Company's common stock value and 50% of each of the officers target annual bonus opportunity. Please see "Recent Option Grants" table for details on options granted to each of the Executive Officers in 2002.

       Payments under the Second Half 2002 Incentive for Performance Bonus Program, designed to reward the remaining 50% of the officers target annual bonus opportunity, were contingent upon the achievement of year-end business objectives. The Committee, however, determined that these objectives were not met, and thus no Second Half bonuses were paid.

       In 2002, additional bonuses were paid to Messrs. Tivnan and Ricci in the amount of $25,000 each for their efforts relating to the acquisition of Lernout & Hauspie assets in December 2001.

       Mr. Weideman was also paid a bonus in recognition of his performance during his first year with the Company.

     - Options. The Compensation Committee periodically approves grants of stock options to each of the Company's executive officers under the Company's stock option plans. The grants are designed to give executive officers the opportunity to build a meaningful stake in the Company, with the objective of aligning executive officers' long-range interests with those of the stockholders and encouraging the achievement of superior results over time. Each grant generally allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the fair market value on the grant date) over a specified period of time (up to 10 years), thus providing a return to the executive officer only if the market price of the shares appreciates over the option term.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The employment agreement dated August 21, 2000 between Mr. Ricci and the Company establishes the base annual salary of $300,000 and other items included in the "Other Annual Compensation" and "All Other Annual Compensation" columns in the Summary Compensation Table. This Agreement includes a target bonus of $50,000 per year and an option grant of 2,500,000 shares of our common stock at $1.3438 per share, which vests 1/8 per quarter over a two-year period. In addition, at least once during each fiscal year, the Compensation Committee has agreed to consider granting Mr. Ricci additional options. The number and terms and conditions of any options granted to Mr. Ricci will be determined in the discretion of the Compensation Committee, but the Compensation Committee generally will seek to grant options to Mr. Ricci in an amount and on terms and conditions that are at least as favorable as option grants received by senior officers of companies comparable to the Company. Please see "Recent Option Grants" table for details on options granted to Mr. Ricci during 2002.

     The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. This section precludes a public corporation from taking a tax deduction for individual compensation in excess of $1 million for its chief executive officer or any of its four other highest-paid officers. This section also provides for certain exemptions to this limitation, specifically compensation that is performance based within the meaning of Section 162(m). The Compensation Committee concluded that Section 162(m) should not reduce the tax deductions available to the Company and that no changes to our compensation program were needed in this regard. However, the Compensation Committee may from time to time approve compensation that is not deductible under this Section.

                                          Robert G. Teresi
                                          Robert J. Frankenberg

                               PROPOSAL NUMBER 2

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, following the recommendation of the audit committee, approved the appointment of PricewaterhouseCoopers LLP ("PwC") as independent accountants for the Company until revoked by further action.

     The stockholders are asked to ratify the appointment of PwC as independent accountants for the Company for the fiscal year ending December 31, 2003. A representative of PwC is expected to be present at the Annual Meeting to make a statement if he or she desires to do so, and such representative is expected to be available to respond to appropriate questions.

     Although ratification by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. Should the stockholders fail to ratify the appointment of PwC as independent accountants, the Board of Directors will reconsider whether or not to retain PwC. Even if the selection is ratified, the Board of Directors may appoint new independent accountants at any time during the year if they believe that such a change would be in the best interest of the Company and its stockholders.

     Unless marked to the contrary, proxies received will be voted "FOR" ratification of the designation of PricewaterhouseCoopers LLP as independent accountants for the Company's fiscal year ending December 31, 2003.

AUDIT AND NON-AUDIT FEES

     During the year ended December 31, 2002, PricewaterhouseCoopers LLP ("PwC") rendered no professional services to the Company in connection with the design and implementation of financial information systems. The aggregate fees for professional services rendered by PwC in connection with its audit of the Company's consolidated financial statements as of and for the year ended December 31, 2002 and its limited reviews of the Company's unaudited consolidated interim financial statements were approximately $511,000. In addition to the fees described above, aggregate fees of approximately $2,459,000 were billed by PwC during the year ended December 31, 2002 including $824,000 for income tax compliance and other tax-related services and $1,635,000 for other services including due diligence in connection with acquisitions, assistance with various documents filed with the Securities and Exchange Commission, accounting advisory services, foreign statutory audits and the audit of the Company's 401(k) plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF APPOINTMENT OF PWC AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is responsible for providing an independent, objective review of the Company's accounting functions and internal controls. During the fiscal year ended December 31, 2002, the Audit Committee was comprised of Messrs. Frankenberg, Teresi and Myers, and was governed by a written charter first adopted and approved by the Board of Directors in June 2001. The Audit Committee met four times during the fiscal year ended December 31, 2002. Each of the members of the Audit Committee, other than Mr. Teresi, is independent based upon the independence standards adopted by the Board, which incorporate the independence requirements under applicable laws, rules and regulations. The Board of Directors has determined that Mr. Teresi is not "independent" by reason of the deferred payments he receives from the Company in connection with arrangements in place relating to the Company's acquisition of Caere. Under these arrangements, the Company paid Mr. Teresi $1.0 million in cash on March 5, 2002, and agreed to make future cash payments totaling $3.3 million, with such amounts payable in equal quarterly installments of approximately $0.4 million over the following two years. During the year ended December 31, 2002, the Company paid three quarterly installments under this agreement totaling $1.2 million. The Board of Directors determined that exceptional and limited circumstances existed and Mr. Teresi's continued membership on the Audit Committee is in the best interests of the Company and its stockholders due to Mr. Teresi's experience in the technology industry and his familiarity with the Company's business as the prior President and CEO of Caere, as well as Mr. Teresi's understanding of accounting and finance matters. The Board of Directors has further determined that notwithstanding Mr. Teresi's interest in the deferred payments described above, Mr. Teresi will be able to exercise independent judgment and to perform his Audit Committee responsibilities in a fair and impartial manner.

     In connection with the Company's audited financial statements for the year ended December 31, 2002, the Audit Committee (1) reviewed and discussed the audited financial statements with management, (2) discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, and (3) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and discussed with the independent accountants the independent accountants' independence. The Audit Committee has considered and determined that the provision of the services other than audit services referenced above is compatible with maintenance of PwC's independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

     On April 29, 2003, a new written Charter was adopted by the Board of Directors governing the Audit Committee, a copy of which is attached to this proxy statement as Annex A.

                                          Robert J. Frankenberg
                                          Mark B. Myers
                                          Robert G. Teresi, Chairman

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 28, 2003, as to (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our common stock; (2) each of our directors (3) each officer named in the Summary Compensation Table; and (4) all current directors and executive officers of the Company as a group.

     Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. All shares of common stock subject to options exercisable within 60 days of March 28, 2003 are deemed to be outstanding and beneficially owned by the persons holding those options for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

     Subject to the paragraph above, percentage ownership of outstanding shares is based on 65,700,950 shares of common stock outstanding as of March 28, 2003.

                                                                           PERCENT OF
                                                                NUMBER     OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                         OWNED        SHARES
---------------------------------------                       ----------   -----------
Xerox Imaging Systems, Inc.(2)..............................  15,941,572      22.8%
  800 Long Ridge Road
  Stamford, CT 06904
State of Wisconsin Investment Board.........................  11,735,000      17.9%
  P.O. Box 7842
  Madison, WI 53707
Koninklijke Philips Electronics N.V.(3).....................   4,587,384       6.5%
  Breitner Centre
  Amstelplein 2
  107 MX Amsterdam, The Netherlands
Paul A. Ricci(4)............................................   3,172,804       4.6%
Michael K. Tivnan(5)........................................   1,267,354       1.9%
Mark B. Myers(6)............................................      85,000         *
Katharine A. Martin(7)......................................     101,000         *
Robert G. Teresi(8).........................................     247,186         *
Robert J. Frankenberg(9)....................................     216,708         *
Wayne S. Crandall(10).......................................     620,907         *
Richard S. Palmer(11).......................................     664,583       1.0%
Robert Weideman(12).........................................     257,854         *
All directors and executive officers as a group (11
  persons)(13)..............................................   7,107,578       9.8%

---------------

* Less than 1%.

 (1) Unless otherwise indicated, the address for the following stockholders is c/o ScanSoft, Inc., 9 Centennial Drive, Peabody, Massachusetts 01960.

 (2) Includes a warrant that as of March 28, 2003 was exercisable for up to 525,732 shares of our common stock, and 3,562,238 shares of non-voting Series B Preferred Stock. The shares that underlie this warrant and the Series B shares have not been converted into common stock and are factored into the calculation of Xerox's beneficial ownership only for the purposes of this table. As of March 28, 2003, Xerox owned 11,853,602 shares of our common stock. All of these securities are owned of record by Xerox Imaging Systems, Inc., a wholly-owned subsidiary of Xerox Corporation.

 (3) Represents shares issuable upon conversion of a $27.5 million three-year, zero-interest convertible debenture, convertible at any time at the option of Koninklijke Philips Electronics N.V.

 (4) Includes options to acquire 3,017,804 shares of our common stock that are exercisable through May 27, 2003.

 (5) Includes options to acquire 1,184,854 shares of our common stock that are exercisable through May 27, 2003. Mr. Tivnan has tendered his resignation as an executive officer and director of the Company effective April 30, 2003.

 (6) Represents options to acquire shares of our common stock that are exercisable through May 27, 2003.

 (7) Includes options to acquire 100,000 shares of our common stock that are exercisable through May 27, 2003.

 (8) Includes options to acquire 75,000 shares of our common stock that are exercisable through May 27, 2003.

 (9) Represents options to acquire shares of our common stock that are exercisable through May 27, 2003.

(10) Includes options to acquire 592,907 shares of our common stock that are exercisable through May 27, 2003.

(11) Includes 75,000 shares of restricted stock with a 2 1/2 year cliff vesting, which vest 100% on April 17, 2004, and options to acquire 587,583 shares of our common stock that are exercisable through May 27, 2003.

(12) Includes 58,824, of which 19,608 was released, shares of restricted stock, restrictions on which will lapse 1/3 on each anniversary of the date of grant; and options to acquire 198,000 shares of our common stock that are exercisable through May 27, 2003.

(13) Includes 75,000 shares of restricted stock issued to Mr. Palmer (see note 11 above); 58,824, of which 19,608 was released, shares of restricted stock issued to Mr. Weideman (see note 12 above); and options to acquire 6,527,630 shares of our common stock that are exercisable through May 27, 2003.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules of the Securities and Exchange Commission (the "Commission") thereunder require the Company's executive officers, directors and certain stockholders to file reports of ownership and changes in ownership of the Common Stock with the Commission. Based upon a review of such reports, the Company believes that all reports required by section 16(a) of the Exchange Act to be filed by its executive officers and directors during the last fiscal year were filed on time.

                               PERFORMANCE GRAPH

     The following performance graph compares the Company's cumulative total return on its Common Stock for a five-year period with the cumulative total return of the Russell 2000, and the S&P Information Technology indices assuming $100 was invested in the Company's Common Stock and each of the indices on December 31, 1997. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

    COMPARISON OF CUMULATIVE TOTAL RETURN ON $100 INVESTED IN SCANSOFT, INC.
               COMMON STOCK ON DECEMBER 31, 1997 VS. RUSSELL 2000
                     AND S&P INFORMATION TECHNOLOGY INDICES

                            [PERFORMANCE LINE GRAPH]

----------------------------------------------------------------------------------------------------------------
                                      12/97        12/98        12/99        12/00        12/01        12/02
----------------------------------------------------------------------------------------------------------------
 Scansoft, Inc.                      $100.00      $ 73.08      $246.15      $ 28.86      $264.62      $320.00
 Russell 2000                        $100.00      $ 97.45      $118.17      $114.60      $117.45      $ 93.39
 S&P Information Technology          $100.00      $178.14      $318.42      $188.18      $139.50      $ 87.31

                                 OTHER MATTERS

     Proposals Intended to be Presented at Next Annual Meeting. Proposals of security holders intended to be presented at the Company's 2004 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's proxy statement and form of proxy no later than December 31, 2003.

     Other Matters. Management knows of no business or nominations that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Proxy Solicitation. The expense of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by mail, certain officers, directors and Company employees who will receive no additional compensation for their services may solicit proxies by telephone, telegraph or personal interview. The Company is required to request brokers and nominees who hold stock in their name to furnish this proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

     Not Soliciting Materials. The information contained in this Proxy Statement under the captions "Report of the Audit Committee", "Compensation Committee Report on Compensation" and "Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor will such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

                                          By Order of the Board of Directors,

                                          (-s- Katherine Martin)

                                          KATHARINE A. MARTIN
                                          Secretary

Peabody, Massachusetts
April 30, 2003

                                                                         ANNEX A

                        CHARTER FOR THE AUDIT COMMITTEE

                           OF THE BOARD OF DIRECTORS

                                       OF

                                 SCANSOFT, INC.
             (AMENDED AND RESTATED EFFECTIVE AS OF APRIL 29, 2003)

PURPOSE

     The purpose of the Audit Committee of the Board of Directors of ScanSoft, Inc. (the "COMPANY") shall be to:

     - Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

     - Assist the Board in oversight and monitoring of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications, independence and performance, and (iv) the Company's internal accounting and financial controls;

     - Prepare the Audit Committee report that the rules of the Securities and Exchange Commission (the "SEC") require be included in the Company's annual proxy statement;

     - Provide the Company's Board with the results of its monitoring and recommendations derived therefrom; and

     - Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

     In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

     The Board and management shall ensure that the Audit Committee has adequate funding and other resources and authority to discharge its responsibilities as determined by the Audit Committee.

MEMBERSHIP

     The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors.

     Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

     - Each member will be an independent director, as defined in (i) NASDAQ Rule 4200 (except as permissible under NASDAQ Rule 4350) and (ii) the rules of the SEC;

     - Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

     - At such time as required by applicable law, at least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES

     The responsibilities of the Audit Committee shall include:

     - Reviewing on a continuing basis the adequacy of the Company's system of internal controls, including meeting periodically with the Company's management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company's periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

     - Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

     - Pre-approving audit and non-audit services provided to the Company by the independent auditors; in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permitted under applicable SEC rules or applicable laws, with the independent auditors;

     - Reviewing and providing guidance with respect to the external audit and the Company's relationship with its independent auditors by (i) reviewing the independent auditors' proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) reviewing the independent auditors' peer review conducted every three years; (iv) discussing with the Company's independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented ("SAS 61"); and (v) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;

     - Recommending to the Board as to whether the Company's audited financial statements should be included in the Company's Annual Report on Form 10-K based on the Audit Committee's review and discussions (1) with management of the audited financial statements, (2) with the independent auditor of the matters required to be discussed by SAS 61, and (3) with the independent auditor concerning the independent auditor's independence;

     - Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to filing the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

     - Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

     - Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

     - Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release;

     - Overseeing compliance with legal requirements for disclosure of auditor's services and audit committee members, member qualifications and activities;

     - Reviewing, approving and monitoring the Company's code of ethics for its senior financial officers when such code is adopted;

     - Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

     - Providing oversight and review at least annually of the Company's risk management policies, including its investment policies;

     - If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

     - As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;

     - Reviewing and approving in advance any proposed related party transactions;

     - Reviewing its own charter, structure, processes and membership requirements;

     - Providing a report in the Company's proxy statement in accordance with the rules and regulations of the SEC; and

     - Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

MEETINGS

     The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

     The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly, to fulfill the responsibilities of the Audit Committee under this charter.

MINUTES

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS

     In addition to preparing the report in the Company's proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the Committee's charter.

COMPENSATION

     Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors.

     Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

DELEGATION OF AUTHORITY

     The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                 SCANSOFT, INC.

       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 20, 2003

The undersigned stockholder of ScanSoft, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement each dated April 29, 2003 and hereby appoints Paul A. Ricci and Richard S. Palmer, or one of them, proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of ScanSoft, Inc. to be held on June 20, 2003 at 9:00 a.m., local time at the Company's headquarters at 9 Centennial Drive, Peabody, Massachusetts, and at any adjournment thereof, and to vote all shares of Common Stock of the Company held of record by the undersigned on April 21, 2003 as hereinafter specified upon the proposals listed on the reverse side.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK VOTES AS IN THIS EXAMPLE.[X]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS BELOW AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR MAY OTHERWISE BE ALLOWED TO BE CONSIDERED AT THE MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSALS BELOW.

THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES UNLESS SUCH AUTHORITY IS SPECIFICALLY WITHHELD AS TO ANY ONE NOMINEE OR NOMINEES.

1. To elect the following individuals as directors of the Company, to serve until his or her successor shall be duly elected and qualified:

VOTE FOR  [ ]          WITHHOLD VOTE  [ ]          VOTE FOR, EXCEPT WITHHOLD AS
                              SET FORTH BELOW [ ]

       Robert J. Frankenberg       Katharine A. Martin       Mark B. Myers

                 Paul A. Ricci                 Robert G. Teresi

     Withhold from the following nominee(s) ______________________________

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                 (REVERSE SIDE)

2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent public accountants for the period ending December 31, 2003.

             FOR [ ]             AGAINST [ ]             ABSTAIN [ ]

3. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.


    FOR [ ]             AGAINST [ ]             ABSTAIN [ ]
                                                   MARK HERE FOR ADDRESS CHANGE
                                                   AND NOTE AT LEFT [ ]

                                                   Please sign exactly as your
                                                   name appears hereon. When
                                                   shares are registered in the
                                                   names of two or more persons,
                                                   whether as joint tenants, as
                                                   community property or
                                                   otherwise, both or all of
                                                   such persons should sign.
                                                   When signing as attorney,
                                                   executor, administrator,
                                                   trustee, guardian or another
                                                   fiduciary capacity, please
                                                   give full title as such. If a
                                                   corporation, please sign in
                                                   full corporate name by
                                                   President or other authorized
                                                   person. If a partnership,
                                                   please sign in partnership
                                                   name by authorized person.

Signature:  __________________________________  Date: _____________
             Signature:  __________________________________  Date: _____________